Exhibit 10.1

EXECUTION COPY

LIMITED PARTNERSHIP INTEREST PURCHASE AGREEMENT

By and among

3NET INDY INVESTMENTS INC.,

IIT NORTH AMERICAN INDUSTRIAL FUND I LIMITED PARTNER LLC,

solely for purposes of Sections 2.01(c)(iii) and 6.02,

PUBLIC SECTOR PENSION INVESTMENT BOARD,

and

solely for purposes of Sections 2.01(c)(iii), 5.02, and 6.03,

IIT NORTH AMERICAN INDUSTRIAL FUND I LIMITED PARTNERSHIP

Dated as of September 17, 2013

i

ii

LIMITED PARTNERSHIP INTEREST PURCHASE AGREEMENT

This LIMITED PARTNERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of September 17, 2013, is made by and among 3NET Indy Investments Inc., a Canadian corporation (the “Seller”), IIT North American Industrial Fund I Limited Partner LLC, a Delaware limited liability company (the “Purchaser”), solely for purposes of Sections 2.01(c)(iii) and 6.02, Public Sector Pension Investment Board, a Canadian crown corporation (“PSP”), and solely for purposes of Sections 2.01(c)(iii), 5.02, and 6.03, IIT North American Industrial Fund I Limited Partnership, a Delaware limited partnership (the “Partnership”).

RECITALS

A. The Seller and the Purchaser are parties to that certain Agreement of Limited Partnership of the Partnership, dated as of August 18, 2011, by and among the Seller, the Purchaser, and IIT North American Industrial Fund I GP LLC, a Delaware limited liability company (the “GP”), as amended by that certain First Amendment to Agreement of Limited Partnership, dated as of June 20, 2012 (as so amended, the “LP Agreement”).

B. The Seller owns a 49% limited partnership interest in the Partnership.

C. Notwithstanding Article 9 of the LP Agreement, the Seller desires to sell, and the Purchaser desires to purchase and acquire, all of the partnership interests that the Seller owns in the Partnership (the “Transferred Interest”) pursuant to the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein set forth, the Seller and the Purchaser hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. For purposes of this Agreement:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Buyer’s Knowledge” means the actual knowledge, without obligation of inquiry, of Dwight Merriman and Scott Recknor.

“Encumbrance” means any mortgages, liens (statutory or otherwise), claims, pledges, charges or other security interests, assignments, transfer restrictions, preemptive rights, subscription rights, existing or claimed rights of first refusal, rights of first offer, rights of consent, put rights, default or similar rights or other adverse claims or encumbrances of any kind or nature whatsoever (and any other third party rights).

“Governmental Authority” means any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Purchase Price Bank Account” means a bank account in the United States or Canada designated by the Seller in a written notice to the Purchaser.

SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
“Agreement”	Preamble
“Accounting Principles”	2.01(b)
“Closing”	2.02
“Closing Balance Sheet”	2.01(c)(i)
“Code”	4.04
“GP”	Recitals
“IIT Holdco”	4.04
“IIT OP”	4.04
“Independent Accounting Firm”	2.01(c)(ii)
“Loss”	6.02
“LP Agreement”	Recitals
“Material Leases”	4.08
“OFAC”	3.06
“Partnership”	Preamble
“Preliminary Balance Sheet”	2.01(b)
“Property Disposition”	4.08
“PSP”	Preamble
“Purchase Price”	2.01(b)
“Purchaser”	Preamble
“Purchaser Indemnified Party”	6.02
“REIT”	5.02(a)
“REIT Subsidiary”	5.02(a)
“Seller”	Preamble
“Seller Indemnified Party”	6.03
“Transaction Agreements”	3.01
“Transferred Interest”	Recitals
“Waterfall Amount”	2.01(b)

SECTION 1.03. Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b) the table of contents, headings and recitals for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g) references to a person or an entity are also to the successors and permitted assigns; and

(h) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

PURCHASE AND SALE

SECTION 2.01. Sale and Purchase; Payment of Purchase Price.

(a) Upon the terms and subject to the conditions of this Agreement, and notwithstanding Article 9 of the LP Agreement, the Seller hereby sells, transfers, assigns and conveys to the Purchaser the Transferred Interest, and the Purchaser hereby purchases, acquires and assumes from the Seller, free and clear of all Encumbrances, all right, title and interest of the Seller in and to the Transferred Interest.

(b) Subject to the adjustment set forth in Section 2.01(c), the aggregate purchase price for the Transferred Interest shall be $129,577,057 (the “Purchase Price”). The Seller and the Purchaser acknowledge that the Purchase Price is based on the “amount due to 3Net LP” (the “Waterfall Amount”), which is calculated based on the estimated “net equity value” of the Partnership less the estimated Carried Interest Distributions (as defined in the LP Agreement) owed to the GP pursuant to the LP Agreement, each as set forth on the preliminary balance sheet of the Partnership, attached hereto as Exhibit A (the “Preliminary Balance Sheet”). The Preliminary Balance Sheet was prepared in accordance with United States generally accepted accounting principles consistent with the audited financial statements of the Partnership for fiscal year 2012 that were delivered to the Seller pursuant to Section 11.1(c) of the LP Agreement (the “Accounting Principles”).

(c) The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 2.01(c).

(i) As promptly as practicable, but in any event within thirty business days following the Closing, the Purchaser shall deliver to the Seller an updated balance sheet of the Partnership dated as of the date of the Closing (the “Closing Balance Sheet”), together with the report thereon of the Purchaser’s accountants, stating that the Closing Balance Sheet fairly represents the Waterfall Amount as of the Closing and that it has been prepared in accordance with the Accounting Principles. Subject to Section 2.01(c)(ii), the Closing Balance Sheet delivered by the Purchaser to the Seller shall be final, binding and conclusive on the parties hereto.

(ii) The Seller may dispute any amounts reflected on the Closing Balance Sheet, but only on the basis that the amounts reflected on the Closing Balance Sheet were not prepared in accordance with the Accounting Principles or were arrived at based on mathematical or clerical error; provided, however, that the Seller shall have notified the Purchaser in writing of each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within twenty business days of the Purchaser’s delivery of the Closing Balance Sheet to the Seller. During the twenty business day period following delivery of the Closing Balance Sheet to the Seller, the Purchaser shall make available without undue restriction or delay during normal business hours (x) any applicable books and records of the Partnership (including the working papers used by the Purchaser in the preparation of the Preliminary Balance Sheet and the Closing Balance Sheet), (y) such other information with respect to the Preliminary Balance Sheet and the Closing Balance Sheet as the Seller may reasonably request and (z) representatives of the Purchaser to answer questions related to the Preliminary Balance Sheet or the Closing Balance Sheet. In the event that the Purchaser disputes any amounts reflected on the Closing Balance Sheet, the Seller and the Purchaser shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If the Seller and the Purchaser are unable to reach a resolution with such effect within twenty business days after the receipt by the Purchaser of the Seller’s written notice of dispute, the Seller and the Purchaser shall submit the items remaining in dispute for resolution to an independent accounting firm of national reputation mutually acceptable to the Seller and the Purchaser (the “Independent Accounting Firm”), which shall, within thirty business days after such submission, determine and report to the Seller and the Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive on the parties hereto. The Independent Accounting Firm shall act as an expert and not as an arbitrator, and shall not assign a value to any disputed item that is greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted. In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

(iii) The Closing Balance Sheet shall be deemed final for the purposes of this Section 2.01(c) upon the earliest of (x) the failure of the Seller to notify the Purchaser of a dispute within twenty business days of the Purchaser’s delivery of the Closing Balance Sheet to the Seller, (y) the resolution of all disputes, pursuant to Section 2.01(c)(ii), by the Seller and the Purchaser and (z) the resolution of all disputes, pursuant to Section 2.01(c)(ii), by the Independent Accounting Firm. Within three business days of the Closing Balance Sheet being deemed final, a Purchase Price adjustment shall be made as follows:

(A) If the Waterfall Amount reflected on the Preliminary Balance Sheet exceeds the Waterfall Amount reflected on the final Closing Balance Sheet, then the Purchaser Price shall be adjusted downward in an amount equal to such excess and the Seller shall, and PSP shall cause the Seller to, pay such amount to the Purchaser by wire transfer in immediately available funds; and

(B) If the Waterfall Amount reflected on the final Closing Balance Sheet exceeds the Waterfall Amount reflected on the Preliminary Balance Sheet, then the Purchaser Price shall be adjusted upward in an amount equal to such excess and the Purchaser shall, and the Partnership shall procure that the Purchaser pay such amount to the Seller by wire transfer in immediately available funds.

SECTION 2.02. Closing. The sale and purchase of the Transferred Interest contemplated by this Agreement is taking place at a closing (the “Closing”) being held on the date hereof at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166.

SECTION 2.03. Closing Deliveries by the Seller. At the Closing, the Seller is hereby delivering or causing to be delivered to the Purchaser:

(a) a duly executed Assignment and Assumption of Partnership Interest substantially in the form attached hereto as Exhibit B, and such other instruments or documents reasonably satisfactory to the Purchaser and executed by the Seller evidencing the transfer of the Transferred Interest to the Purchaser, free and clear of all Encumbrances;

(b) resignation letters executed by each representative of the Seller serving on the boards of trustees of the REIT Subsidiaries indicating their resignation as a trustee from such boards of trustees;

(c) a receipt for the Purchase Price;

(d) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the board of directors of the Seller evidencing the authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(e) a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered hereunder; and

(f) such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

SECTION 2.04. Closing Deliveries by the Purchaser. At the Closing, the Purchaser is hereby delivering or causing to be delivered to the Seller:

(a) a duly executed Assignment and Assumption of Partnership Interest substantially in the form attached hereto as Exhibit B;

(b) a true and complete copy, certified by the Secretary or an Assistant Secretary of a direct or indirect parent of the Purchaser, of the resolutions duly and validly adopted by the board of directors of such parent evidencing the authorization of the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby;

(c) a certificate of the Secretary or an Assistant Secretary of a direct or indirect parent of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder; and

(d) the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account; provided, that the Purchaser shall not withhold any portion of the Purchase Price under Section 1445 of the Code.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

SECTION 3.01. Organization, Authority and Qualification of the Seller. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Canada and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations hereunder and the other documents and agreements contemplated hereby (the “Transaction Agreements”) to which it is a party and the consummation by the Seller of the transactions contemplated by this Agreement and the Transaction Agreements have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement has been, and the Transaction Agreements shall be, duly executed and delivered by the Seller and

(assuming due authorization, execution and delivery by the Purchaser), this Agreement constitutes, and upon their execution, the Transaction Agreements will constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms.

SECTION 3.02. Ownership of Partnership Interest. All of the Transferred Interests are held of record and beneficially owned by the Seller free and clear of all Encumbrances. The Seller has no contract, arrangement or commitment to sell, transfer or otherwise dispose of any of the Transferred Interest or any other ownership interest in the Partnership, and there are no written or oral assignments, rights or understandings of any kind affecting the Transferred Interest to which the Seller is a party, other than the LP Agreement. The Transferred Interest is duly created and validly issued and fully paid and was issued in compliance with the LP Agreement. Other than the Transferred Interest, the Seller has no (a) partnership interest in the Partnership (b) options, warrants or any other rights to acquire partnership interests in the Partnership, or (c) any agreement, instrument or other arrangement which is exercisable or exchangeable for, or convertible to, a partnership interest in the Partnership. Upon the consummation of the transactions contemplated by this Agreement, the Purchaser will become the record and beneficial holder of the Transferred Interest and acquire from the Seller a good, valid and legal title to the Transferred Interest, free and clear of any Encumbrances, and the Seller shall not have any direct or indirect interest in the Partnership.

SECTION 3.03. No Conflict. The execution, delivery and performance of this Agreement and the Transaction Agreements by the Seller and the consummation by the Seller of the transactions contemplated hereby and thereby do not and will not (a) violate, conflict with or result in the breach under the organizational documents of the Seller, (b) conflict with, result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller is a party, except as would not materially and adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement, or (c) conflict with or result in violation of any Law, rule, regulation, or Governmental Order applicable to the Seller.

SECTION 3.04. Governmental Consents and Approvals. Neither the execution, delivery and performance of this Agreement by the Seller nor the consummation by the Seller of any of the transactions contemplated hereby, require or will require any consent, approval, wavier, license, authorization or other order of, action by, filing with or notification to, any Governmental Authority or any person or entity, except as may be necessary as a result of any facts or circumstances relating solely to the Purchaser or any of its affiliates.

SECTION 3.05. LP Agreement. The Seller is not in breach of or in default under, and has not breached the terms of, or committed an action or omission which the giving of notice or lapse of time, or both, would become a default under, the LP Agreement.

SECTION 3.06. Compliance with OFAC. Neither the Seller nor any of its subsidiaries nor, to the knowledge of the Seller, any director, officer, employee or affiliate of the

Seller or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Seller will not directly or indirectly use the proceeds of the sale, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, at the time of such funding, is subject to any U.S. sanctions administered by OFAC.

SECTION 3.07. No Reliance. The Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions contemplated in this Agreement and is consummating such transactions with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks. The Seller has received the financial statements of the Partnership and such other information that it and its advisers deem necessary to make its decision to enter into the transactions contemplated in this Agreement. The Seller has made its own decision to consummate the transactions contemplated in this Agreement based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary. The Seller has conducted its own analysis of the Purchase Price and the Transferred Interest and made its own decision concerning the transaction contemplated in this Agreement without reliance on any representation or warranty of, or advice from, the Purchaser, other than such representations or warranties of the Purchaser expressly set forth in this Agreement.

SECTION 3.08. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as follows:

SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated by this Agreement and the Transaction Agreements have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and the Transaction Agreements shall be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon their execution, the Transaction Agreements will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.

SECTION 4.02. No Conflict. The execution, delivery and performance of this Agreement and the Transaction Agreements by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not (a) violate, conflict with or result in the breach of the certificate of formation or operating agreement of the Purchaser, (b) conflict with, result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, except as would not materially and adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement, or (c) conflict with or result in violation of any Law, rule, regulation or Governmental Order applicable to the Purchaser.

SECTION 4.03. Governmental Consents and Approvals. Neither the execution, delivery and performance of this Agreement by the Purchaser nor the consummation by the Purchaser of any of the transactions contemplated hereby, require or will require any consent, approval, waiver, license authorization or other order of, action by, filing with or notification to, any Governmental Authority or any third party, except as may be necessary as a result of any facts or circumstances relating solely to the Seller or any of its affiliates.

SECTION 4.04. Taxes. Purchaser is wholly-owned by IIT Real Estate Holdco LLC, a Delaware limited liability company (“IIT Holdco”); IIT Holdco is wholly-owned by Industrial Income Operating Partnership LP, a Delaware limited partnership (“IIT OP”); and IIT OP has two partners and has, since its inception, been taxable as a partnership for U.S. federal and state income tax purposes. The entities listed on Schedule 5.02(a) are and have been “domestically controlled” since their formation within the meaning of Section 897(h) of the Internal Revenue Code of 1986, as amended (the “Code”).

SECTION 4.05. Compliance with OFAC. Neither the Purchaser nor any of its subsidiaries nor, to the knowledge of the Purchaser, any director, officer, employee or affiliate of the Purchaser or any of its subsidiaries is currently subject to any U.S. sanctions administered by the OFAC.

SECTION 4.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

SECTION 4.07. LP Agreement. Neither the Purchaser nor the GP is in breach of or in default under, and has not breached the terms of, or committed an action or omission which the giving of notice or lapse of time, or both, would become a default under, the LP Agreement.

SECTION 4.08. Material Leases and Property Dispositions. To the Knowledge of the Purchaser: (a) Schedule 4.08(a) attached to this Agreement sets forth a list of (i) all signed letters of intent that have been submitted to or received by the Partnership during the last ninety days from prospective tenants for leases which would require the consent of the executive committee of the Partnership under Exhibit M (Section 6.2(p)) of the LP Agreement (“Material Leases”), and (ii) all fully-executed letters of intent for Material Leases that have been executed by the Partnership in the last ninety days but not yet documented by a signed lease, and (b) Schedule 4.08(b) attached to this Agreement sets forth a list of (i) all signed letters of intent that have been submitted to or received by the Partnership during the last ninety days from prospective purchasers for the disposition of any real property owned by the Partnership (each a “Property Disposition”), and (ii) all fully-executed letters of intent for Property Dispositions that have been executed by the Partnership in the last ninety days but not yet documented by a signed purchase and sale agreement.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.01. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper and advisable under applicable Law, and to execute and deliver such documents and other papers, as may be reasonably required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

SECTION 5.02. REIT Status.

(a) The Partnership shall cause each of the entities listed on Schedule 5.02(a) (each, a “REIT Subsidiary”), for the taxable year that includes the Closing, to (i) qualify as a real estate investment trust (“REIT”) under sections 856 through 860 of the Code, (ii) validly and timely elect, if they have not already done so, to be taxable as a REIT, (iii) continue to qualify as a “domestically controlled” qualified investment entity within the meaning of Section 897(h) of the Code, and (iv) not designate any payment, distribution or dividends made prior to the Closing as a “capital gain dividend” within the meaning of section 857(b)(3)(C) of the Code.

(b) The Partnership shall operate each REIT Subsidiary and to take any other actions necessary to cause each REIT Subsidiary to qualify as a real estate investment trust for federal income tax purposes through the earlier of (i) the end of the 2013 calendar year and (ii) the end of such REIT Subsidiary’s taxable year which includes the day of Closing. The Partnership and the Purchaser shall, jointly and severally, indemnify, defend, and hold the Seller harmless, on an after tax basis, from and against all demands and claims made by any person or taxing authority to the extent resulting from any breach by the Partnership of its covenant and agreement contained in this Section 5.02 and the Partnership and the Purchaser shall, jointly and severally, reimburse the Seller, on an after tax basis, for all Losses (including attorneys’ fees) to the extent incurred as a result of any such claims or demands by the Seller or its partners or affiliates as a result of any such breach by the Partnership.

ARTICLE VI

INDEMNIFICATION

SECTION 6.01. Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing indefinitely, provided, that the representations and warranties of the Purchaser contained in Section 4.08 shall survive the Closing for a period of three months following the Closing.

SECTION 6.02. Indemnification of the Purchaser. The Purchaser and its affiliates, officers, managers, members, employees, agents, successors and assigns (each, a “Purchaser Indemnified Party”) shall be indemnified and held harmless by the Seller for and against any and all losses, damages, claims, demands, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ and consultants’ fees and expenses) actually suffered or incurred by them (hereinafter, a “Loss”), arising out of or resulting from (a) the breach of any representation or warranty made by the Seller contained in this Agreement, (b) the breach of any covenant or agreement by the Seller contained in this Agreement, or (c) any act, omission, or conduct by the Seller as a limited partner in the Partnership in violation of the LP Agreement prior to the Closing. The Purchaser Indemnified Parties shall be indemnified and held harmless by PSP and the Seller, jointly and severally, for and against any and all Losses arising out of or resulting from the breach of any representation or warranty contained in Sections 3.01, 3.02, and 3.03 by the Seller.

SECTION 6.03. Indemnification of the Seller. The Seller and its affiliates, officers, directors, employees, agents, successors and assigns (each, a “Seller Indemnified Party”) shall be indemnified and held harmless by the Purchaser for and against any and all Losses, arising out of or resulting from (a) the breach of any representation or warranty made by the Purchaser contained in this Agreement, (b) the breach of any covenant or agreement by the Purchaser contained in this Agreement, (c) any claim, obligation or liability of the Partnership entered into or arising on or after the date of the Closing, or (d) any act, omission, or conduct by the Purchaser as a limited partner in the Partnership or by the GP as the general partner in the Partnership in violation of the LP Agreement prior to the Closing. The Seller Indemnified Parties shall be indemnified and held harmless by the Partnership and the Purchaser, jointly and severally, for and against any and all Losses arising out of or resulting from the breach of any representation or warranty contained in Sections 4.01, 4.02, 4.04 and 4.08 by the Purchaser.

SECTION 6.04. Limits on Indemnification.

(a) No claim may be asserted and no Action may be commenced against either party for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or Action is received by such party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or Action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or Action is based ceases to survive as set forth in Section 6.01, irrespective of whether the subject matter of such claim or Action shall have occurred before or after such date.

(b) In no event shall the Partnership or the Purchaser be liable for any Losses of the Seller Indemnified Parties arising out of or resulting from the breach of any representation or warranty contained in Section 4.08 until such Losses shall have exceeded $100,000, in which case the Purchaser and the Partnership shall be responsible for such Losses up to a maximum amount of $1,295,770 in the aggregate.

SECTION 6.05. Remedies. The parties acknowledge and agree that (a) other than in the case of fraud, the indemnification provisions of Section 6.02 and Section 6.03 shall be the sole and exclusive remedies of the Seller and the Purchaser for any breach by the other party of the representations and warranties in this Agreement and for any failure by the other party to perform and comply with any covenants and agreements in this Agreement, and (b) anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Seller or the Purchaser to rescind this Agreement, any Transaction Agreement or any of the transactions contemplated hereby or thereby following the Closing. Each party hereto shall take all reasonable steps to mitigate its Losses upon and after becoming aware of any event which could reasonably be expected to give rise to any Losses.

ARTICLE VII

GENERAL PROVISIONS

SECTION 7.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the party incurring such costs and expenses. Any transfer taxes imposed on the transactions contemplated by this Agreement shall be paid by the Seller and the Purchaser shall prepare and, subject to the review and prior written approval of the Seller, file any necessary returns in connection therewith. In furtherance of the foregoing, the Purchaser shall make available to the Seller without undue restriction or delay during normal business hours any applicable books, records or other information of the Partnership that the Seller may reasonably request in connection with such filings.

SECTION 7.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by electronic mail, or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

(a)	if to the Seller:

c/o PSP Investments
1250 Boul. Rene-Levesque West, Suite 900
Montreal, Quebec H3B 4W8
Canada
Email: legalnotices@investpsp.ca
Attn: First Vice President, Real Estate Investments

with a copy (which shall not constitute notice) to:

Davies Ward Phillips & Vineberg LLP
900 Third Avenue, 24th Floor
New York, NY 10022
Email: jnadler@dwpv.com
Attention: Jeffrey Nadler

(b)		if to the Purchaser:

IIT North American Industrial Fund I Limited Partner LLC
c/o Dividend Capital Group
518 17th Street, Suite 1700
Denver, CO 80202
Email: tmcgonagle@industrialincome.com
	Attention:	Thomas G. McGonagle,
Chief Financial Officer and Treasurer

with copies (which shall not constitute notice) to:

IIT North American Industrial Fund I Limited Partner LLC
c/o Dividend Capital Group
518 17th Street, Suite 1700
Denver, CO 80202
Email: jwidoff@blackcreekcapital.com
	Attention:	Joshua J. Widoff, Senior
Vice President, General Counsel and Secretary

and

Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
Email: FRYERJ@gtlaw.com
Attention: Judith D. Fryer

SECTION 7.03. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the other parties unless otherwise required by Law (including applicable securities laws) or applicable stock exchange regulation, and the parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication; provided, however, that the parties hereto acknowledge and agree that in connection with the transactions contemplated hereby, redemption notices will be delivered to the holders of preferred interests in the REIT Subsidiaries.

SECTION 7.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

SECTION 7.05. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof.

SECTION 7.06. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser), as the case may be.

SECTION 7.07. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 7.08.

SECTION 7.08. Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other parties or conditions to such parties’ obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

SECTION 7.09. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 7.10. Governing law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

SECTION 7.11. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.11.

SECTION 7.12. Counterparts. This Agreement may be executed and delivered (including by facsimile portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by its officers thereunto duly authorized as of the date first written above.

SELLER:

3NET INDY INVESTMENTS INC.

By:	/s/ Jérôme Foulon

Name:	Jérôme Foulon
Title:	Vice President

By:	/s/ Pierre Gibeault

Name:	Pierre Gibeault
Title:	Vice President

PURCHASER:

IIT NORTH AMERICAN INDUSTRIAL FUND I LIMITED PARTNER LLC, a Delaware limited liability company

By: IIT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Industrial Income Operating Partnership LP, a Delaware limited partnership, its sole member

  By: Industrial Income Trust Inc., a Maryland corporation, its general partner

By:	/s/ Thomas G. McGonagle

Name:	Thomas G. McGonagle
Title:	CFO

PSP:

Solely for purposes of Sections 2.01(c)(iii) and 6.02,

PUBLIC SECTOR PENSION INVESTMENT BOARD

By:	/s/ Jérôme Foulon

Name:	Jérôme Foulon
Title:	Managing Director
Real Estate Investments

By:	/s/ Pierre Gibeault

Name:	Pierre Gibeault
Title:	Managing Director
Real Estate Investments

PARTNERSHIP :

Solely for purposes of Sections 2.01(c)(iii), 5.02, and 6.03,

IIT NORTH AMERICAN INDUSTRIAL FUND I LIMITED PARTNERSHIP, a Delaware limited partnership

By: IIT NORTH AMERICAN INDUSTRIAL FUND I GP LLC, a Delaware limited liability company

By: IIT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

By: Industrial Income Operating Partnership LP, a Delaware limited partnership, its sole member

By: Industrial Income Trust Inc., a Maryland corporation, its general partner

By:	/s/ Thomas G. McGonagle

Name:	Thomas G. McGonagle
Title:	CFO